INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement No. 333-12241 and 333-24659 of Medix Resources, Inc. (formerly International Nurses, Inc.) on Forms S-3 and the registration statement No. 333-31684 on Form S-8 of or report dated March 10, 2000, except the second paragraph of Note 6, as to which the date is March 20, 2000 appearing in this annual report on Form 10-KSB of Medix Resources, Inc. for the year ended December 31, 1999.




                                 /s/Ehrhardt Keefe Steiner & Hottman PC
                                    Ehrhardt Keefe Steiner & Hottman PC

March 29, 2000
Denver, Colorado